                                                                     EXHIBIT 5.1

                                  June 12, 1996






Cole National Corporation
5915 Landerbrook Drive
Mayfield Heights, Ohio  44124


                  Re:  1,437,500 Shares of Class A Common Stock,
                       par value $.001 per share, of Cole National
                       Corporation to be Offered Through Underwriters
                       ----------------------------------------------


Dear Ladies and Gentlemen:

                  We are acting as counsel for Cole National Corporation, a Delaware corporation (the "Corporation"), in connection with the issuance and sale of 1,437,500 shares of Class A Common Stock, par value $.001 per share, of the Corporation (the "Shares") in accordance with the Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Corporation, McDonald & Company Securities, Inc. and Smith Barney Inc., as Representatives of the several Underwriters named in the Underwriting Agreement (collectively, the "Underwriters").

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that, subject to the due approval of the specific terms of the issuance and sale of the Shares by the Board of Directors of the Corporation:

                  The Shares, when issued, will be duly authorized and, when issued and delivered to the Underwriters pursuant to the Underwriting Agreement against payment of the consideration therefor as provided therein (and provided payment of consideration received by the Corporation is at least equal to the par value of such Shares), will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement No. 333-_____ on
Form S-3 filed by the Corporation to effect registration of the

Cole National Corporation
June 12, 1996
Page 2

Shares under the Securities Act of 1933, as amended (the "Registration Statement"), and to the reference to us under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                Very truly yours,



                                /s/ Jones, Day, Reavis & Pogue